Exhibit 10.3

                             STOCK OPTION AGREEMENT

         Agreement made as of the 23rd day of June 1992, between Kaneb Services, Inc. (the "Company"), and John R. Barnes ("Option Holder").

         Option Holder has been elected and is presently serving as President, Chief Executive Officer and Chairman of the Board of the Company. In order to induce Option Holder to continue employment with the Company and to afford Option Holder the opportunity to purchase shares of the Common Stock of the Company, without par value (the "Stock"), the Company and Option Holder hereby agree as follows:

         1. Grant of Option. Pursuant to foregoing recitals, the Company grants to Option Holder an option to purchase from the Company a total of 275,000 shares of Common Stock, no par value, of the Company at $8.50 per share (being 200% of the fair market value per share of the Stock on the date of this grant), in the amounts, during the periods and upon the terms and conditions set forth in this Agreement. The date of grant of this option is June 23, 1992.

         2. Time of Exercise. Subject to the acceleration provisions and except as otherwise specifically provided elsewhere in this Agreement, this option is exercisable, in whole or in part, cumulatively at any time subsequent to (and to the extent of) the vesting rights set forth below but prior to the expiration of ten (10) years from the date of grant, after which no unexercised part of the option may be exercised.

         3. Vesting. The right to exercise shall vest in the amounts and over the periods of time as follows: (a) one-fifth (1/5) of the total optional shares on June 23, 1993; (b) one-forty eighth (1/48) of the total optional shares per month thereafter.

         4. Acceleration of Vesting. In the event of a Change of Control or Potential Change of Control, any stock options not previously vested under this Agreement shall be fully vested. A Change of Control means (i) a person becomes the beneficial owner of Company securities having 20% or more of the total votes that may be cast for the election of directors of the Company, or (ii) the stockholders approve the sale of substantially all of the assets of the Company or the merger or consolidation of the Company with or into another corporation, or (iii) as a result of or in connection with any tender or exchange offer, merger or other business combination, sale of assets, proxy contest or combination of the foregoing, the directors of the Company immediately preceding the event shall cease to constitute the majority of the Company's Board of Directors. A Potential Change of Control means the entering into an agreement by the Company, consummation of which would result in a Change of Control.

         5. Not Subject to Plan. This option and its exercise are not subject to the Amended and Restated Kaneb Services, Inc. 1984 Nonqualified Stock Option Plan (the "Plan").

         6.      Term. This option will terminate at the first of the following:
                  (a)      5 p.m. on June 22, 2002.
                  (b) 5 p.m. on the date which is one (1) year following the date that the Option Holder's service to the
                           Company is terminated by reason of the Option Holder's death, total and permanent disability or voluntary or involuntary termination, as an officer and/or director, without cause; for the purpose of this section 6(b), the one (1) year period shall not commence until Option Holder is no longer serving as either an officer or a director.
                  (c) 5 p.m. on the date which Option Holder's service to the Company, whether as an officer or director, is terminated involuntarily for cause. "Cause" shall mean Options Holder's gross negligence or willful misconduct, fraud or final conviction of a felony offense.

         7. Who May Exercise. During the lifetime of the Option Holder, this option may be exercised only by the Option Holder, or by the Option Holders's administrators or assigns, as provided herein;

         8. Restrictions on Exercise. This option may be exercised in whole or in part, but only with respect to full shares and no fractional share of stock shall be issued.

         9. Manner of Exercise. This option may be exercised upon written notice to the Company of the number of shares being purchased accompanied by the following:
                  (a) Full payment of the option price for the shares of stock being purchased; and
                  (b) Such documents as the Company in its discretion deems necessary to evidence the exercise, in whole or in part, of the option.

         Full payment for shares purchased upon exercise of an Option shall be made in cash, by the Option Holder's delivery to the Company of shares of Common Stock which have a fair market value equal to the option price, or in any combination of cash and shares of Common Stock having an aggregate fair market value equal to the option price. The fair market value of each share of such tendered stock shall be the closing sale price of a share of Common Stock on the New York Stock Exchange, Inc. (the "Exchange") on the date the Option is exercised, or if the Common Stock was not traded on the Exchange on that date, then on the next preceding date on which the Common Stock was traded on the Exchange. No shares may be issued until full payment of the purchase price therefore has been made, and the Option Holder will have none of the rights of a stock holder until shares are issued to him.

         10. Non-Assignability. This option is not assignable or transferable by the Option Holder except by assignment or transfer to members of Option Holder's family or to an entity created for the benefit of Option Holder's family or family members, or by will or by the laws of descent and distribution. Any such assignee or transferee shall be subject to all of the terms and conditions hereof and shall be prohibited from any further assignment or transfer.

         11. Rights of Stockholder. Except for the adjustment in the number of shares as provided in Section 12 below, the Option Holder will have no rights as a stockholder with respect to any shares covered by this option until the issuance of a certificate or certificates to the Option Holder for the shares. Except as otherwise provided in Section 12 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

         12. Adjustment of Number of Shares and Related Matters. The Option Holder understands that in the event of the merger, consolidation or reorganization of the Company, or in the event of the recapitalization of the Company, the number of shares that may be purchased upon exercise of the option granted hereunder and the exercise price thereof shall be proportionately adjusted. Notwithstanding the foregoing, the existence of the option granted hereunder shall not affect the right of the Company to issue shares of stock of any class, or securities convertible into shares of stock of any class, for cash, property, labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities. The issuance of such shares or securities shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to the option granted hereunder.

         Upon the occurrence of each event requiring an adjustment of the exercise price and/or the number of shares purchasable pursuant to this Agreement, the Company shall as soon as practicable mail to the Option Holder a copy of its computation of such adjustment which shall be conclusive and shall be binding upon the Option Holder unless contested by him by written notice to the Company within thirty (30) days after the Option Holder's receipt of such computation.

         13. Option Holder's Representations. Notwithstanding any of the provisions hereof, the Option Holder hereby agrees that he will not exercise the option granted hereby, and that the Company will not be obligated to issue any shares to the Option Holder hereunder, if the exercise thereof or the issuance of such shares shall constitute a violation by the Option Holder or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Board of Directors of the Company shall be final, binding, and conclusive. The obligations of the Company and the rights of the Option Holder are subject to all applicable laws, rules and regulations including, without limitation, the Securities Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, the Internal Revenue Code of 1986, as amended, any successors thereto, and any other applicable laws.

         14. Investment Representation. By his execution hereof, the Option Holder represents and warrants to the Company that all Stock which may be purchased hereunder will be acquired by Option Holder for investment purposes for his own account and not with any intent for resale or distribution. Unless previously registered or issued in a transaction registered under applicable federal and state securities laws, all certificates issued with respect to the Common Stock shall bear an appropriate restrictive investment legend.

         15. Law Governing. This Agreement is intended to be performed in the State of Texas and shall be construed and enforced in accordance with and governed by the laws of Texas.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Option Holder, to evidence his consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.

                                        KANEB SERVICES, INC.

                                        By:
                                           -------------------------------
                                        Title:
                                              ----------------------------


                                        OPTION HOLDER:

                                        ----------------------------------
                                        John R. Barnes